UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 18, 2005

PRIDE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13289	76-0069030
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5847 San Felipe, Suite 3300 Houston, Texas		77057
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (713) 789-1400

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

       On May 18, 2005, Pride entered into an Underwriting Agreement with Lehman Brothers Inc., as sole underwriter, relating to the offering of 5,976,251 shares of Pride’s common stock. The offering of such shares was registered under the Securities Act of 1933 pursuant to Pride’s statement on Form S-3 (Registration No. 333-118106), and is being made to a prospectus dated November 9, 2004, as supplemented by a prospectus supplement dated May 18, 2005, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act. The issuance and sale of the shares is expected to close on May 24, 2005. The Underwriting Agreement is filed as an exhibit to this Current Report and incorporated herein by reference.

       Also on May 18, 2005, Pride entered into a Stock Purchase Agreement with three investment funds affiliated with First Reserve Corporation and First Reserve GP IX, Inc., providing for the repurchase by Pride from the First Reserve funds of an aggregate of 5,976,251 shares of Pride’s common stock at a price per share equal to the proceeds per share that Pride will receive pursuant to the underwriting agreement. The repurchase is scheduled to close concurrently with or promptly following the closing of the underwritten offering. There will be no increase in the total number of outstanding shares of common stock after giving effect to both the offering and such repurchase. A copy of the Stock Purchase Agreement is filed as an exhibit to this Current Report and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

    (c) Exhibits.

    1.1  Underwriting Agreement dated May 18, 2005 between Pride and Lehman Brothers Inc.

    5.1   Opinion of Baker Botts L.L.P.

    10.1  Stock Purchase Agreement dated May 18, 2005 among Pride and First Reserve Fund VII,
             Limited Partnership, First Reserve Fund VIII, L.P. and First Reserve Fund IX, L.P.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIDE INTERNATIONAL, INC.

By: /s/ W. Gregory Looser
W. Gregory Looser Senior Vice President, General Counsel and Secretary
Date: May 23, 2005

EXHIBIT INDEX

1.1	Underwriting Agreement dated May 18, 2005 between Pride and Lehman Brothers Inc.

5.1	Opinion of Baker Botts L.L.P.

10.1	Stock Purchase Agreement dated May 18, 2005 among Pride and First Reserve Fund VII,Limited Partnership, First Reserve Fund VIII, L.P. and First Reserve Fund IX, L.P.

4